Exhibit 10.1

PROMISSORY NOTE

(Variable Rate, Revolving Loan)

(Renewal Note)

Not to Exceed $9,000,000.00	Sioux Falls, South Dakota
July 30, 2008

FOR VALUE RECEIVED, NORTHERN LIGHTS ETHANOL, LLC, a South Dakota Limited Liability Company (“Borrower”), hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”, which term shall include any future holder hereof), at 141 N. Main Avenue, Sioux Falls, South Dakota, or at such other place as Lender may from time-to-time designate in writing, in lawful money of the United States of America, the principal sum of Nine Million & 00/100 Dollars ($9,000,000.00) or so much thereof as may be advanced hereunder.

LOAN RENEWAL. This Promissory Note renews the loan evidenced in part by that Promissory Note dated September 21, 2007, in the original principal amount not to exceed $9,000,000.00 (the “Prior Note”). The terms of the Prior Note apply until July 30, 2008, the date this Renewal Note becomes effective.

CALCULATION OF INTEREST. Interest on each advance hereunder shall accrue at an annual rate equal to 3.00% plus the one-month LIBOR rate quoted by Lender (LIBOR + 3.00%), which shall be the one-month LIBOR rate in effect two New York Banking Days prior to the stated monthly reprice date, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate to be reset monthly on the last day of the month. The term “New York Banking Day” means any date (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York. Lender’s internal records of applicable interest rates shall be determinative in the absence of manifest error. If the initial advance under this Note occurs other than on the first day of the month, the initial one-month LIBOR rate shall be that one-month LIBOR rate in effect two New York Banking Days prior to the date of the initial advance, which rate shall be in effect on the remaining days of the month of the initial advance.

PAYMENT OF INTEREST. Payments of all interest accrued hereunder shall be made on the last day of any month in which any amount is outstanding hereunder.

REVOLVING FEATURE. Borrower may from time to time prior to the Maturity Date draw, on a revolving basis, the difference of the outstanding principal amount hereunder and the lesser of (i) the Borrowing Base and (ii) Nine Million Dollars ($9,000,000.00) (the greater of the two being the “Loan Maximum”). Lender’s obligation to make any advance under this Promissory Note is conditioned upon (i) all representations and warranties made by Borrower in the Loan Agreement remaining true, accurate and complete, (ii) Borrower’s continued compliance with all other terms and conditions of this Promissory Note and the Loan Agreement including any preconditions to any advance hereunder contained in the Loan Agreement, (iii) no Event of Default having occurred under this Promissory Note, or any other Promissory Note between the parties hereto, or under any other Loan Document, and (iv) Borrower shall demonstrate to Lender’s satisfaction that the funds requested to be advanced shall be used in the operation of Borrower’s ethanol production facility. Subject to these conditions, Lender shall advance to Borrower hereunder, such amounts as Borrower may from time-to-time request, not to exceed the total principal amount at any one time outstanding hereunder of Nine Million Dollars ($9,000,000.00). Such requests for advances hereunder shall be funded the next Business Day if received by Lender not later than 11:00 a.m. of any Business Day, subject to Lender requiring additional time to confirm Borrower has satisfied the conditions of this Note (including the Borrowing Base requirements provided for below) at the time each such advance is requested and made.

PAYMENT IN FULL AT MATURITY. The maturity date of this Note is July 28, 2009 (the “Maturity Date”). The total unpaid principal amount and all interest thereon and any other amount due hereunder shall be payable on the Maturity Date. THIS NOTE REQUIRES A BALLOON PAYMENT.

PAYMENT DUE ON NON-BUSINESS DAY. In the event any payment due under this Note is due on a date other than a Business Day (as defined in the Loan Agreement), such payment shall be due on the Business Day immediately following the day the payment was otherwise due.

PREPAYMENTS. Borrower may prepay this Note in whole or in part at any time, and if in part from time-to-time, during the entire term of this Note, without penalty or premium. No prepayment shall reduce the amount of any scheduled payment.

MANDATORY PAYMENTS PRI0R TO MATURITY. In the event the amount outstanding hereunder at any time, including interest and any other amounts, exceeds the amount which could be borrowed on such date according to the then applicable Borrowing Base (the “Eligible Balance”), Borrower shall immediately pay to Lender an amount not less than the difference between such balance and the Eligible Balance.

BORROWING BASE. Definitions. As used in this Promissory Note: “Borrowing Base” means, as of the day for which it is calculated, .75 (75%) of the total of (i) the fair market value of the outstanding Inventory, (ii) the Eligible Accounts Receivable, and (iii) hedging accounts at fair market value; “Inventory” means all Borrower’s corn, and ethanol, and DDGS Inventory, as determined to Lender’s satisfaction; “Eligible Accounts Receivable” means Accounts (as defined in the Uniform Commercial Code) owned by Borrower that were generated by Borrower’s sale of Inventory, minus Ineligible Accounts; “Ineligible Accounts” means Accounts which either have been outstanding more than 90 days, or Accounts which otherwise would be Eligible Accounts Receivable that Lender determines in its discretion should not so qualify. Eligible Accounts Receivable shall exclude Borrower’s “contra” accounts and any other obligations or offsets which any of Borrower’s account obligors may claim against Borrower.

Borrower Reports. Each request for an advance hereunder shall be accompanied by Borrower’s report to Lender evidencing the Borrowing Base as of the close of the previous Business Day, in a form and containing such content as Lender shall from time-to-time specify to Borrower, including but not limited to: reports of the Borrower’s Accounts itemized by age; reports of the Inventory itemized by type, including its quantity, geographical location, and information identifying any third party in possession or control thereof. Borrower Report shall also report Eligible Accounts Receivable on a gross basis, and be itemized as to all offsets that may be claimed by any account obligor as further set forth in the definition of Eligible Accounts Receivable above. If at the end of any calendar month any amount is outstanding hereunder, not later than the 15th day of the following month, Borrower shall provide Lender a report containing the above information as of the end of such prior month. Borrower shall also provide Lender such reports at other times specified by Lender. The request for advances shall be on the form attached hereto as Exhibit A, unless Lender specifies otherwise.

Reasonable Processes and Controls. Borrower shall maintain reasonable processes and controls, provide accurate calculation of the Borrowing Base and otherwise assure compliance with the Lender’s collateral audit program, including instituting policies requiring its employee marketers to accurately enter each contract for purchase or sale of Inventory (including other relevant information as to the status of the contract, including any dispute by the other party thereto) into Borrower’s accounting system immediately upon entry into the contract. Among other information which shall be available to Lender on a daily basis are the amount, identity, location, telephone number and other relevant information concerning each account obligor, and the location and quantity of all Inventory.

RENEWAL COMMITMENT FEE. In consideration of Lender’s agreement to renew the loan evidenced by this Note, Borrower shall pay Lender not later than the date of this Note first shown above a renewal commitment fee of Eighteen Thousand Dollars ($18,000.00).

UNUSED COMMITMENT FEE. Borrower shall pay Lender quarterly, in arrears, an unused commitment fee. The unused commitment fee shall be paid October 31, January 31, April 30, and July 31. The unused commitment fee is equal to one-fourth percent (0.25%) per annum, multiplied by the difference, if any, of the Loan Maximum minus the average daily outstanding principal balance due hereunder for such prior quarter.

PAYMENTS. All payments under this Note shall be made in immediately available funds. In the event there is no outstanding Event of Default, all payments made hereunder shall be credited first to accrued interest, next to unpaid principal, and next, in such order as Lender may determined in its sole and absolute discretion, to other fees, charges, or costs and expenses payable by Borrower under this Note or in connection with any other Loan Document.

PREPAYMENTS. Borrower may prepay this Note in whole or in part at any time, and if in part from time-to-time, during the entire term of this Note, without penalty or premium. No prepayment shall reduce the amount of any scheduled payment.

COLLATERAL; COORDINATION WITH LOAN AGREEMENT. This Note is within the definition of the “Note” in the Amended and Restated Loan Agreement dated as of August 28, 2006, as amended by that Amendment to Amended and Restated Loan Agreement effective September 21, 2007 (the “Loan Agreement”), and is subject to the additional terms and conditions set forth in the Loan Agreement and the Loan Documents referred to therein. This Note is secured in part by (and is a Secured Obligation as defined in) a Security Agreement dated as of August 28, 2006, and a Mortgage - Collateral Real Estate Mortgage; Security Agreement, Fixture Filing and Assignment of Rents dated as of September 21, 2007, as well as other collateral described in the Loan Agreement and the other Loan Documents. Capitalized terms not defined herein shall have the meaning given such terms in the Loan Agreement.

LATE PAYMENT; GRACE PERIOD; DEFAULT; CROSS-DEFAULT. If a payment due hereunder is not made within ten (10) days after the date when due, Borrower shall pay to Lender a late payment charge of Five Hundred Dollars ($500.00) to compensate Lender for a portion of the cost related to handling the overdue payment. Any default under this Promissory Note, the Security Agreement dated August 28, 2006, or any Event of Default as defined in the Loan Agreement, shall constitute an “Event of Default” for purposes of this Note. After any Event of Default, the entire principal sum evidenced by this Note, together with all accrued and unpaid interest, shall, at the option of the holder hereof, bear interest at the rate per annum (the “Default Rate”) equal to 3% in excess of the rate of interest per annum which would otherwise be payable hereunder, and become immediately due and payable without further notice (except as provided in the Loan Agreement), demand or presentment for payment, and without any relief whatever from any valuation or appraisement laws.

PAYMENT OF OTHER TTEMS. If Borrower defaults under any of the terms of this Note, Borrower shall pay all reasonable costs and expenses, including without limitation attorneys’ fees (including any service tax thereon) and costs, incurred by Lender in enforcing this Note immediately upon Lender’s demand, whether or not any action or proceeding is commenced by Lender. Without limiting the generality of the preceding sentence, such costs and expenses shall include all attorneys’ fees and costs incurred by Lender in connection with any federal or state bankruptcy, insolvency, reorganization, or other similar proceeding by or against Borrower or any surety, guarantor or endorser of this Note which in any way affects Lender’s exercise of its rights and remedies under this Note or under the Loan Agreement or any other Loan Document. Maker hereby stipulates that Lender is a “regulated lender” within the meaning of SDCL 54-3-13 and other applicable South Dakota statutes.

NO OFFSET. No indebtedness evidenced by this Note shall be offset by all or part of any claim, cause of action, or cross-claim of any kind, whether liquidated or unliquidated, which Borrower now has or may hereafter acquire or allege to have acquired against Lender. To the fullest extent permitted by law, Borrower waives the benefits of any applicable law, regulation, or procedure which provides, in substance, that where cross demands for money exist between parties at any point in time when neither demand is barred by the applicable statute of limitations, and an action is thereafter commenced by one such party, the other party may assert the defense of payment in that the two demands are compensated so far as they equal each other, notwithstanding that an independent action asserting the claim would at the time of filing the response be barred by the applicable statute of limitations.

CERTAIN BORROWER WAIVERS. Borrower waives presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note and any lack of diligence or delays in collection or enforcement of this Note. Borrower agrees that this Note, or any payment hereunder, may be extended from time-to-time, and Borrower consents to the release of any party liable for the obligation evidenced by this Note, the release of any of the security for this Note, the acceptance of any other security therefore, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of Borrower.

APPLICABLE LAW. This note shall be construed under and governed by the laws of the State of South Dakota, without giving effect to conflict of laws or principles thereof, but giving effect to federal laws of the United States applicable to national banks. Whenever possible, each provision of this note and any other statement, instrument or transaction contemplated hereby or relating hereto, shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this note or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this note or any other statement, instrument or transaction contemplated hereby or relating hereto.

NO WAIVER; CERTAIN MISCELLANEOUS PROVISIONS. Failure to exercise any option provided herein shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. No modification or waiver by Lender of any of the terms of this Note shall be valid or binding on Lender unless such modification or waiver is in writing and signed by Lender. Without limiting the generality of the preceding sentence, no delay, omission or forbearance by Lender in exercising or enforcing any of its rights and remedies under this Note shall constitute a waiver of such rights or remedies. Lender’s rights and remedies under this Note are cumulative with and in addition to all other legal and equitable rights and remedies Lender may have in connection with the Loan. The headings of paragraphs of this Note are for convenience of the parties only and shall not be used in interpreting this Note. If this Note is lost, stolen, or destroyed, upon Borrower’s receipt of a reasonably satisfactory indemnification agreement executed by Lender, or if this Note is mutilated, upon Lender’s surrender of the mutilated Note to Borrower, Borrower shall execute and deliver to Lender a new promissory note which is identical in form and content to this Note to replace the lost, stolen, destroyed or mutilated Note, Time is of the essence in the performance of each provision of this Note by Borrower. All exhibits hereto are incorporated herein.

AT THE OPTION OF LENDER, THIS NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR SOUTH DAKOTA STATE COURT SITTING IN SIOUX FALLS, SOUTH DAKOTA; AND BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSI-Ill’ CREATED BY THIS NOTE, LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

BORROWER AND LENDER EACH IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE LOAN DOCUMENTS (AS DEFINED IN THE LOAN AGREEMENT) OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written.

NORTHERN LIGHTS ETHANOL, LLC

By:	/s/ Delton Strasser
Delton Strasser
Its: President